EXHIBIT 32.1

I, Peter S. Kirlin, Chief Executive Officer of Photronics, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
the Annual Report on Form 10-K of the Company for the year ended October 31, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter S. Kirlin
Peter S. Kirlin Chief Executive Officer January 14, 2021